Exhibit 99.1

NEWS RELEASE

Williams Industrial Services Group Inc. ♦ 100 Crescent Centre Parkway, Suite 1240 ♦ Tucker, GA 30084

FOR IMMEDIATE RELEASE

Williams Reports First Quarter 2020 Financial Results

Revenue Growth 30.6%; New $60 Million Fuel Storage/Decommissioning Award; EBITDA Outlook Unchanged

ATLANTA, GA, May 13, 2020 – Williams Industrial Services Group Inc. (OTCQX: WLMS) (“Williams” or the “Company”), a construction and maintenance services company, today reported its financial results for the fiscal first quarter ended March 31, 2020.

Recent Highlights

•	Williams posted revenue of $66.1 million for the first quarter of 2020, up 30.6% over the prior-year period
•

The Company reported a net loss of $1.0 million, or $(0.05) per share, in the first quarter of 2020 compared with net income of $0.3 million, or $0.02 per share, in the first quarter of 2019, reflecting revenue mix, project delays due to COVID-19 and other factors, and the timing of certain selling, general, and administrative (“SG&A”) expenses

•	Adjusted EBITDA[1] was $1.6 million for the first quarter of 2020 versus $2.4 million for the first quarter of 2019
•	As of March 31, 2020, the Company’s backlog was $468.4 million, with approximately $184.7 million expected to be converted to revenue over the next twelve months
•

After the end of the quarter the Company was awarded a contract, valued at approximately $60 million over four years, for fuel storage/decommissioning-related services at various sites across the U.S.; the work is expected to begin later this year

•

Due to the economic uncertainty caused by the COVID-19 pandemic, particularly related to the timing of new business development activity and awards, the Company has adjusted its range for revenue guidance for fiscal 2020 from $280 - $300 million to $270 - $290 million; guidance for gross margin, SG&A, and Adjusted EBITDA remains unchanged

“While the world around us has changed a great deal due to the COVID-19 pandemic, Williams has seen relatively moderate disruption across the Company’s core operations with respect to pending work and existing backlog,” said Tracy Pagliara, President and CEO of Williams. “First quarter revenue rose 30.6% year-over-year, reflecting the essential nature of our service offerings and core markets we serve. Unfortunately, revenue mix, delayed scheduling of certain projects due to COVID-19 and other factors, project start-up and closeout costs and the timing of some SG&A expenses negatively impacted bottom line results. Our first quarter, however, was always expected to be the lightest this year, and we anticipate recovering revenue from delayed projects going forward.

“We are slightly reducing revenue guidance for fiscal 2020 because COVID-19 has temporarily curtailed our normal business development activities. As such, we cannot accurately predict the timing of our ability to secure certain new work later in 2020. However, we are encouraged by the recent $60 million contract award and, importantly, are not changing any other guidance. The Company is maintaining its original forecast for gross margin, SG&A and Adjusted EBITDA by actively managing costs and rapidly adapting to current conditions.

“We continue to believe that Williams is well positioned to successfully navigate the remainder of 2020. While taking

1See NOTE 1—Non-GAAP Financial Measures in the attached tables for important disclosures regarding Williams’ use of Adjusted EBITDA, as well as a reconciliation of income (loss) from continuing operations to adjusted EBITDA.

Williams Industrial Services Group

May 13, 2020

appropriate steps to safeguard employees and customers, we are confident that underlying demand dynamics are favorable to the Company and the end markets we serve, even during recessionary times. We will, as always, focus on diversifying the business, managing working capital, reducing expenses and improving long-term returns for shareholders in spite of the unique challenges 2020 brings.”

First Quarter 2020 Financial Results Compared to First Quarter 2019

Revenue in the first quarter was $66.1 million, up 30.6% from $50.7 million in the first quarter of fiscal 2019, reflecting $7.1 million of higher revenue from Canadian nuclear projects, a $4.6 million increase related to the Company’s decommissioning business, and $2.5 million of additional revenue from Vogtle 3 & 4.

Gross profit was $6.9 million, or 10.4% of revenue, compared with $6.7 million, or 13.2% of revenue, in the prior-year period, with the lower margin in 2020 due to business mix, project delays, and project start-up and closeout costs. Operating expenses were $6.4 million versus $5.1 million in the first quarter of 2019. The increase year-over-year was primarily due to the timing of certain professional fees and incentive compensation. Interest expense was $1.5 million for the first quarter of both fiscal 2020 and 2019.

The Company reported a net loss of $1.0 million, or $(0.05) per share, in the first quarter of 2020 compared with net income of $0.3 million, or $0.02 per share, in the prior-year period.

Balance Sheet

As of March 31, 2020, the Company had $6.2 million of cash (including restricted cash) and $39.7 million of bank debt compared with $7.8 million of cash and $44.2 million of bank debt as of December 31, 2019.

Backlog

Total backlog as of March 31, 2020 was $468.4 million compared with $494.9 million at December 31, 2019. The Company booked $23.2 million of new awards, recognized revenue of $66.1 million, and had adjustments or cancellations of $16.4 million.

Three Months Ended March 31, 2020
Backlog - beginning of period	$494,904
New awards	23,233
Adjustments and cancellations, net	16,414
Revenue recognized	(66,147)
Backlog - end of period	$468,404

Williams estimates that approximately $184.7 million, or 39.4%, of the total backlog as of March 31, 2020 will be converted to revenue during the next twelve months. This compares with $191.3 million of backlog at December 31, 2019 that the Company anticipated would be converted to revenue over the succeeding twelve-month period.

Outlook

Given the economic uncertainty caused by the onset of the COVID-19 pandemic, particularly with regard to the timing of new business awards, the Company has adjusted its revenue outlook range from $280 - $300 million to $270 - $290 million. All other guidance remains unchanged.

2020 Guidance
Revenue:	$270 million to $290 million
Gross margin:	11% to 13% of revenue
SG&A:	8% to 8.5% of revenue
Adjusted EBITDA*:	$13 million to $15 million

*See Note 1—Non-GAAP Financial Measures for information regarding the use of Adjusted EBITDA and forward-looking non-GAAP financial measures.

Webcast and Teleconference

Williams Industrial Services Group

May 13, 2020

The Company will host a conference call tomorrow, May 14, 2020, at 10:00 a.m. Eastern time. A webcast of the call and an accompanying slide presentation will be available at www.wisgrp.com. To access the conference call by telephone, listeners should dial 201-493-6780.

An audio replay of the call will be available later that day by dialing 412-317-6671 and entering conference ID number 13702013. Alternatively, you may access the webcast replay at http://ir.wisgrp.com/, where a transcript will be posted once available.

About Williams

Williams Industrial Services Group has been safely helping plant owners and operators enhance asset value for more than 50 years. The Company provides a broad range of construction, maintenance and modification, and support services to customers in energy and industrial end markets. Williams’ mission is to be the preferred provider of construction, maintenance, and specialty services through commitment to superior safety performance, focus on innovation, and dedication to delivering unsurpassed value to its customers.

Additional information about Williams can be found on its website: www.wisgrp.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the Company’s ability to realize opportunities and successfully achieve its growth and strategic initiatives, the impact of the COVID-19 pandemic on the Company’s business, operations, and financial condition, the Company’s ability to control costs, future demand for the Company’s services, the Company’s ability to diversity its business, manage expenses, reduce working capital, and improve returns for shareholders, and other related matters. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, some of which have been, and may further be, exacerbated by the COVID-19 pandemic, including its ability to comply with the terms of its debt instruments and access letters of credit, ability to implement strategic initiatives, business plans, and liquidity plans, and ability to maintain effective internal control over financial reporting and disclosure controls and procedures. Actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Additional risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, reduced need for construction or maintenance services in the Company’s targeted markets, or increased regulation of such markets, loss of any of the Company’s major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by its subcontractors, cancellation of projects, the impact of the COVID-19 pandemic on the Company generally or on any of the Company’s customers or vendors upon which it relies, including, among other things, changes in capital spending by the Company’s customers and the significant adverse impacts on economic and market conditions of the COVID-19 pandemic and the Company’s ability to respond to the challenges and business disruption presented by the COVID-19 pandemic, the recent disruption of the global energy market and resulting low fuel prices, competition, including competitors being awarded business by current customers, damage to the Company’s reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, volatility of the Company’s stock price, deterioration or uncertainty of credit markets, and changes in the economic, social and political conditions in the United States, including the banking environment or monetary policy.

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the section of the Annual Report on Form 10-K for its 2019 fiscal year titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned not to rely upon them unduly.

Investor Contact:

Chris Witty

Darrow Associates

646-345-0998

cwitty@darrowir.com

Financial Tables Follow

Williams Industrial Services Group

May 13, 2020

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
($ in thousands, except share and per share amounts)	2020	2019
Revenue	$66,147	$50,652
Cost of revenue	59,238	43,970

Gross profit	6,909	6,682
Gross margin	10.4%	13.2%

Selling and marketing expenses	138	240
General and administrative expenses	6,200	4,762
Depreciation and amortization expense	41	72
Total operating expenses	6,379	5,074

Operating income	530	1,608
Operating margin	0.8%	3.2%

Interest expense, net	1,533	1,474
Other (income) expense, net	(122)	(325)
Total other (income) expenses, net	1,411	1,149

Income (loss) from continuing operations before income tax	(881)	459
Income tax expense	48	64
Income (loss) from continuing operations	(929)	395

Loss from discontinued operations before income tax	(54)	(64)
Income tax expense	18	28
Loss from discontinued operations	(72)	(92)

Net income (loss)	$(1,001)	$303

Basic earnings (loss) per common share
Income (loss) from continuing operations	$(0.05)	$0.02
Income (loss) from discontinued operations	—	—
Basic earnings (loss) per common share	$(0.05)	$0.02

Diluted earnings (loss) per common share
Income (loss) from continuing operations	$(0.05)	$0.02
Income (loss) from discontinued operations	—	—
Diluted earnings (loss) per common share	$(0.05)	$0.02

Weighted average common shares outstanding (basic)	20,347,661	18,514,895
Weighted average common shares outstanding (diluted)	20,347,661	18,660,405

Williams Industrial Services Group

May 13, 2020

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

REVENUE BRIDGE ANALYSIS*

First Quarter 2020 Revenue Bridge

(in millions)	$ Change
First quarter 2019 revenue	$50.7
Plant Vogtle Units 3 and 4	10.4
Canada	7.1
Decommissioning	4.6
Project mix	(5.2)
Timing of scheduled outage	(1.3)
Total change	15.5
First quarter 2020 revenue*	$66.1

*Numbers may not sum due to rounding

Williams Industrial Services Group

May 13, 2020

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31,	December 31,
($ in thousands, except share and per share amounts)	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$5,705	$7,350
Restricted cash	468	468
Accounts receivable, net of allowance of $374 and $377, respectively	32,662	38,218
Contract assets	16,401	7,225
Other current assets	2,570	2,483
Total current assets	57,806	55,744

Property, plant and equipment, net	274	273
Goodwill	35,400	35,400
Intangible assets, net	12,500	12,500
Other long-term assets	8,611	8,549
Total assets	$114,591	$112,466

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$12,941	$16,618
Accrued compensation and benefits	12,487	9,318
Contract liabilities	3,400	2,699
Short-term borrowings	6,397	10,849
Current portion of long-term debt	875	700
Other current liabilities	7,941	6,408
Current liabilities of discontinued operations	339	340
Total current liabilities	44,380	46,932
Long-term debt, net	32,418	32,658
Deferred tax liabilities	2,231	2,198
Other long-term liabilities	3,337	4,028
Long-term liabilities of discontinued operations	4,476	4,486
Total liabilities	86,842	90,302
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 170,000,000 shares authorized and 25,602,226 and 19,794,270 shares issued, respectively, and 24,903,913 and 19,057,195 shares outstanding, respectively	252	198
Paid-in capital	88,753	81,964
Accumulated other comprehensive loss	(36)	222
Accumulated deficit	(61,212)	(60,211)
Treasury stock, at par (698,313 and 737,075 common shares, respectively)	(8)	(9)
Total stockholders’ equity	27,749	22,164
Total liabilities and stockholders’ equity	$114,591	$112,466

Williams Industrial Services Group

May 13, 2020

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2020	2019
Operating activities:
Net income (loss)	$(1,001)	$303
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Net loss from discontinued operations	72	92
Deferred income tax provision	33	45
Depreciation and amortization on plant, property and equipment	41	72
Amortization of deferred financing costs	182	154
Bad debt expense	3	189
Stock-based compensation	472	305
Changes in operating assets and liabilities, net of businesses acquired and sold:
Accounts receivable	5,444	(2,421)
Contract assets	(9,413)	(2,923)
Other current assets	(2)	(54)
Other assets	(596)	403
Accounts payable	(3,122)	5,964
Accrued and other liabilities	4,230	517
Contract liabilities	701	(76)
Net cash provided by (used in) operating activities, continuing operations	(2,956)	2,570
Net cash provided by (used in) operating activities, discontinued operations	(83)	(212)
Net cash provided by (used in) operating activities	(3,039)	2,358
Investing activities:
Purchase of property, plant and equipment	(42)	(68)
Net cash provided by (used in) investing activities, continuing operations	(42)	(68)
Financing activities:
Repurchase of stock-based awards for payment of statutory taxes due on stock-based compensation	(65)	(121)
Proceeds from issuance of common stock	6,532	—
Debt issuance costs	(442)	—
Proceeds from short-term borrowings	53,460	42,266
Repayments of short-term borrowings	(57,913)	(45,497)
Repayments of long-term debt	—	(88)
Net cash provided by (used in) financing activities, continuing operations	1,572	(3,440)
Effect of exchange rate change on cash, continuing operations	(136)	—
Net change in cash, cash equivalents and restricted cash	(1,645)	(1,150)
Cash, cash equivalents and restricted cash, beginning of period	7,818	4,942
Cash, cash equivalents and restricted cash, end of period	$6,173	$3,792

Supplemental Disclosures:
Cash paid for interest	$716	$1,092
Noncash amendment fee related to MidCap Facility	$150	$—

Williams Industrial Services Group

May 13, 2020

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURE (UNAUDITED)

This press release contains financial measures not derived in accordance with accounting principles generally accepted in the United States (“GAAP”). A reconciliation to the most comparable GAAP measure is provided below.

ADJUSTED EBITDA-CONTINUING OPERATIONS

	Three Months Ended March 31,
(in thousands)	2020	2019
Net income (loss)-continuing operations	$(929)	$395
Add back:
Interest expense, net	1,533	1,474
Income tax expense	48	64
Depreciation and amortization expense	41	72
Stock-based compensation	471	305
Other professional fees	156	—
Franchise taxes	76	64
Settlement expenses	69	—
Foreign currency loss	95	—
Adjusted EBITDA - continuing operations	$1,560	$2,374

NOTE 1 — Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the U.S. Securities and Exchange Commission. Adjusted EBITDA is the sum of our net income (loss) before interest expense, net, and income tax (benefit) expense and unusual gains or charges. It also excludes non-cash charges such as depreciation and amortization. The Company’s management believes adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes and unusual gains or charges (stock-based compensation, severance costs, other estimated non-recurring expenses, franchise taxes, consulting expenses, bank restructuring costs, foreign currency gain, restructuring charges, asset disposition charges and restatement expenses), which are not always commensurate with the reporting period in which such items are included. Williams’ credit facility also contains ratios based on EBITDA. Adjusted EBITDA should not be considered an alternative to net income or as a better measure of liquidity than net cash flows from operating activities, as determined by GAAP, and, therefore, should not be used in isolation from, but in conjunction with, the GAAP measures. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Note Regarding Forward-Looking Non-GAAP Financial Measures

The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis.